Exhibit 24.2







        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated September 13, 2004, of our report dated December 5, 2003, relating to the financial statements of Med Gen, Inc. as of September 30, 2003, and the years ended September 30, 2003 and 2002.



/s/ Stark, Winter, Schenkin & Co. LLP

Stark Winter Schenkein & Co., LLP
Certified Public Accountants
September 15, 2004
Denver, Colorado